Exhibit 99.2

Consolidated Financial Statements

Tek-Tools, Inc.

For the year ended December 31, 2009

with Report of Independent Registered Public Accounting Firm

Tek-Tools, Inc.

Consolidated Financial Statements

For the year ended December 31, 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Tek-Tools, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of changes in stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Tek-Tools, Inc. at December 31, 2009, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

April 8, 2010

Tek-Tools, Inc.

Consolidated Balance Sheet

December 31, 2009

Assets
Current assets
Cash and cash equivalents	$509,300
Accounts receivable, net of allowance of $21,067	1,640,055
Prepaid expenses and other current assets	39,201

Total current assets	2,188,556

Property and equipment, net	120,645
Other assets	3,485

Total assets	$2,312,686

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$617,375
Cash overdraft	51,614
Accrued expenses	902,084
Current portion of deferred revenues	3,869,500
Notes payable – related party	5,086,696

Total current liabilities	10,527,269

Deferred revenues, net of current portion	639,172

Total liabilities	11,166,441

Stockholders’ deficit
Common stock – $0.001 par value, 10,000,000 shares authorized; 8,271,913 shares issued and outstanding	8,272
Additional paid-in capital	394,541
Accumulated deficit	(9,253,018)
Accumulated other comprehensive loss	(3,550)

Total stockholders’ deficit	(8,853,755)

Total liabilities and stockholders’ deficit	$2,312,686

The accompanying notes are an integral part of these consolidated financial statements.

Tek-Tools, Inc.

Consolidated Statement of Operations

Year ended December 31, 2009

Revenues	$6,161,790
Cost of revenues	(1,284,037)

Gross margin	4,877,753

Operating expenses:
Research and development	1,669,829
General and administrative	2,912,953
Sales and marketing	1,846,517

Total operating expenses	6,429,299

Loss from operations	(1,551,546)

Foreign currency exchange gain	45,812
Interest income	3,464
Interest expense	(41,925)
Other expense	(3,440)

Total other income	3,911

State income tax expense – current	31,531

Net loss	(1,579,166)

Foreign currency translation adjustment	2,599

Comprehensive loss	$(1,576,567)

The accompanying notes are an integral part of these consolidated financial statements.

Tek-Tools, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

Year ended December 31, 2009

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Loss	Total Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2008	8,271,913	$8,272	$157,185	$(7,673,852)	$(6,149)	$(7,514,544)

Share-based compensation expense	—	—	237,356	—	—	237,356
Foreign currency translation adjustment	—	—	—	—	2,599	2,599
Net loss	—	—	—	(1,579,166)	—	(1,579,166)

Balance at December 31, 2009	8,271,913	$8,272	$394,541	$(9,253,018)	$(3,550)	$(8,853,755)

The accompanying notes are an integral part of these consolidated financial statements.

Tek-Tools, Inc.

Consolidated Statement of Cash Flows

Year ended December 31, 2009

Operating activities
Net loss	$(1,579,166)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation expense	79,178
Share-based compensation expense	237,356
Provision for bad debt on accounts receivable	21,067
Changes in operating assets and liabilities:
Change in cash overdraft	51,614
Accounts receivable	(442,957)
Prepaid expenses and other assets	(313)
Accounts payable and accrued expenses	955,222
Deferred revenue	1,343,262

Net cash provided by operating activities	665,263

Investing activities
Purchase of property and equipment	(53,827)

Net cash used in investing activities	(53,827)

Financing activities
Proceeds from note payable – related party	300,000
Payments on note payable – related party	(721,565)

Net cash used in financing activities	(421,565)

Effect of exchange rate fluctuations on cash	2,599
Net change in cash and cash equivalents	192,470
Cash and cash equivalents, beginning of year	316,830

Cash and cash equivalents, end of year	$509,300

Supplemental disclosure of cash flow information:
Cash paid for interest	$188,449

Cash paid for income taxes	$17,955

The accompanying notes are an integral part of these consolidated financial statements.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements

For the year ended December 31, 2009

1. Organization and Business Description

Tek-Tools, Inc. (the “Company”) was formed April 5, 1996 as a Texas corporation. The Company is a leading provider of Information Technology (IT) infrastructure and data center management software solutions. The Company’s suite of products gives users visibility and insight into the performance of storage and virtualized server infrastructures for managing physical and virtual IT components.

2. Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Tek-Tools, Inc. and its subsidiary, Tek-Tools Software Private LTD, located in Chennai, India. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value because of the short maturity of these instruments.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable. The Company believes that all of the financial instruments’ recorded values approximate current market values.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable consist of billed amounts due from customers. The Company continuously assesses the collectability of outstanding customer invoices, and in doing such, the Company maintains an allowance for estimated losses resulting from the non-collection of customer receivables. In estimating this allowance, the Company considers factors such as: historical collection experience, a customer’s current credit worthiness, customer concentrations, and general economic conditions that may affect a customer’s ability to pay. Actual customer collections could differ from the Company’s estimates. The allowance for doubtful accounts was $21,067 at December 31, 2009.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents in bank accounts, which may exceed federally insured limits, and trade accounts receivable. The Company provides an allowance for doubtful accounts, as necessary, when accounts receivable are considered uncollectible and generally does not require collateral. Management believes that concentration of credit risk with respect to trade accounts receivable is limited due to the nature of its customers and their geographic dispersion. Actual customer collections could differ from the Company’s estimates.

During 2009, revenue from one customer accounted for approximately 10.5% of total revenues.

Property and Equipment

Property and equipment are carried at cost and are depreciated over the estimated useful lives (generally three to five years) using the straight-line method. Upon retirement or sale, the costs of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to operations. Repairs and maintenance are expensed as incurred.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Long-Lived Assets

The Company periodically reviews the carrying amounts of its long-lived assets to determine whether current events or circumstances warrant adjustment to such carrying amounts. In reviewing the carrying amounts of long-lived assets, the Company considers, among other factors, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows. Upon a determination that the carrying value of assets will not be recovered from the undiscounted cash flow estimated to be generated by those assets, the carrying value of such assets would be considered impaired and reduced by a charge to operations in the amount of the impairment. Assets to be disposed of are reported at the lower of carrying value or net realizable value. No indicators of impairment were identified in 2009.

Revenue Recognition

Revenue consists of fees for perpetual licenses for the Company’s software products, post-contract customer support (referred to as maintenance), professional services, and other revenue.

The Company recognizes revenue in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) authoritative guidance on software revenue recognition. Revenue is recognized when the following criteria are met: (a) evidence of an arrangement is obtained, (b) delivery has occurred, (c) the fee is fixed or determinable, and (d) collectibility is probable. Revenue for agreements that include multiple elements to be delivered at a future date is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the agreement fee is recognized as license revenue. If fair values have not been established for certain undelivered elements, revenue is deferred until those elements have been delivered or their fair values have been determined. If the only remaining undelivered element is maintenance, the agreement fee is recognized over the contractual maintenance term. The Company has determined that fair value did not exist for the undelivered element of maintenance; and therefore, the arrangement fees for the majority of transactions are being recognized over the contractual maintenance term.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Professional services revenues consist of implementation, training and general consulting services and are accounted for separately when these services have value to the customer on a stand-alone basis and there is objective and reliable evidence of fair value of each deliverable. When accounted for separately, revenue is recognized as services are rendered.

Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

Sales Taxes

The Company records sales and other taxes collected from customers and subsequently remitted to government authorities as accounts receivable with a corresponding offset to sales tax payable. The Company removes the sales tax payable balances from the balance sheet as cash is collected from the customer and remitted to the tax authority.

Income Taxes

The Company elected to be treated as a Subchapter S Corporation under the provisions of the Internal Revenue Code. Accordingly, the taxable income of the Company is allocated to and reported by its individual shareholders, and accordingly, no provision for federal income taxes has been made in the accompanying financial statements. The Company is subject to income taxes in various states.

On January 1, 2009, the Company adopted a FASB interpretation on accounting for uncertainty in income taxes recognized in an entity’s financial statements, which prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. The Company evaluates uncertain tax positions, if any exist, under this provision. If contingencies are probable and estimable, the Company recognizes the impact of such contingency in its financial statements. The Company did not identify any uncertain tax positions.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Share-Based Compensation

The Company records share-based compensation expense based upon the fair value for all stock options issued to all persons on January 1, 2006 or later. That expense is determined under the fair value method using the Black-Scholes option pricing model. The Company recognizes the compensation cost for awards that vest over several years on a straight-line basis over the vesting period. The Company includes an estimated effect of forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of the awards. The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of stock options granted.

The Company uses the Black-Scholes option pricing model to compute share-based compensation expense, which requires extensive use of accounting judgment and financial estimates. Items requiring estimation include the expected term option holders will retain their vested stock options before exercising them, the estimated volatility of the Company’s common stock price over the expected term of a stock option, and the number of stock options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could result in significantly different share-based compensation amounts recorded in the financial statements.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses were approximately $39,800 for the year ending December 31, 2009. Advertising expenses are included in operating expenses in the Consolidated Statement of Operations.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Research and Development and Software Development Costs

Research and development costs are expensed as incurred. Authoritative guidance on accounting for the costs of computer software to be sold, leased, or otherwise marketed requires costs associated with the development of new products and changes to existing products to be charged to research and development expense as incurred until technological feasibility has been established, at which time such costs are to be capitalized until the product is available for general release to customers. The Company has defined technological feasibility as the point in time at which the Company has a working model. To date, the establishment of technological feasibility of the Company’s products and general release of such software has substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and, therefore, have not been capitalized on the accompanying balance sheet.

Foreign Currency Translation and Other Comprehensive Loss

The Company’s reporting currency is the U.S. dollar. The foreign subsidiary’s functional currency is its local currency. Accordingly, the foreign subsidiary translates monetary assets and liabilities denominated in foreign currencies into U.S. dollars at exchange rates in effect at year-end. Revenues and expenses are translated at the average of the exchange rates in effect during the year. The resulting translation adjustments are reported as a component of other comprehensive loss. Comprehensive loss for the Company consists of the net loss and the change in the cumulative foreign currency translation adjustment. The accumulated foreign currency translation adjustments are reflected as accumulated other comprehensive loss – a component of shareholders’ deficit.

Subsequent Events

In May 2009, the FASB issued an accounting standard that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It also requires public entities to evaluate subsequent events through the date that the financial statements are issued. The adoption of this accounting standard did not have a material impact on the Company’s financial statements.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

3. Property and Equipment

Property and equipment consist of the following:

December 31, 2009
Computer equipment	$250,375
Purchased software	130,860
Furniture and fixtures	33,823

415,058
Less: accumulated depreciation	(294,413)

Property and equipment, net	$120,645

The Company depreciates property and equipment over estimated useful lives of 3 years for computer equipment and purchased software; and 5 years for furniture and fixtures. Depreciation relating to the Company’s property and equipment for the year ended December 31, 2009 was $79,178.

4. Note Payable – Related Party

Since inception, the Company has received advances from an executive officer of the Company in the form of an interest-bearing note. The note is without formal written documentation. The accumulated principal balance and unpaid interest amount of this note accrues interest at the current IRS prescribed blended annual rate (0.82% for the year ended December 31, 2009). The Company remits payment periodically as funds become available. The principal and accrued interest amount outstanding under this related party note payable was $5,086,696 as of December 31, 2009.

5. Common Stock

As of December 31, 2009, the Company’s authorized capital structure consists of 10,000,000 shares of common stock with a par value of $0.001 per share. Each share of common stock shall have identical rights and privileges in every respect.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

6. Stock Option Plan and Stock-Based Compensation

In 1999, the Company adopted the Equity Incentive Plan (the “Option Plan”) under which it may grant incentive stock options (“ISO”) or nonqualified stock options (“NSO”) to purchase shares of common stock. At December 31, 2009, the Company had designated up to 3,750,000 shares under the Option Plan. Under the Option Plan, ISOs may not be granted at less than fair market value on the date of the grant and all options generally cliff-vest annually over a three-year period. Options generally expire ten years after the grant date. At December 31, 2009, 2,868,500 shares were available for issuance under the Option Plan.

The fair value for the Company’s options is estimated at the date of grant using a Black-Scholes option-pricing model. The model assumes a risk-free interest rate based on the U.S. treasury yield curve for seven year terms at the date of grant. As allowed by authoritative guidance, the Company has elected to apply the “simplified approach” in developing their estimate of expected term for “plain vanilla” stock options by using the mid-point between the vesting date and contractual termination date. The Company has not paid and does not anticipate paying cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

As there has been no public market for its common stock since inception, the Company has determined the volatility for options granted based on an analysis of reported data for a peer group of companies that issued options with substantially similar terms. The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

6. Stock Option Plan and Stock-Based Compensation (continued)

A summary of the changes in common stock options issued under the Option Plan is as follows:

	Number of Shares	Price per Share	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
Options outstanding at December 31, 2008	881,300	$0.25 - $2.00	$1.50
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—

Options outstanding at December 31, 2009	881,300	$0.25 - $2.00	$1.50	$1,705,997	7.6

Options exercisable at December 31, 2009	600,033	$0.25 - $2.00	$1.34	$1,258,040	7.3

A summary of the status of the Company’s non-vested shares as of December 31, 2009, and changes during the year ended December 31, 2009, is presented below:

Nonvested Shares	Number of Shares	Weighted- Average Grant Date Fair Value
Balance at January 1, 2009	575,034	$0.35
Granted	—	—
Vested	(293,767)	0.55
Forfeited	—	—

Balance at December 31, 2009	281,267	$0.54

At December 31, 2009, there was $111,773 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Option Plan. That cost is expected to be recognized over a weighted average period of approximately 1.27 years. The total fair value of shares vested during the year ended December 31, 2009 was $160,242. The Company currently uses authorized and unissued shares to satisfy share award exercises.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

7. Leases

The Company leases office space under a non-cancelable operating lease. The office lease, which expires in 2012, contains predetermined fixed escalations of the minimum rentals. The Company recognizes expense on a straight-line basis and records the difference between the recognized rental expense and amounts payable under the leases as deferred rent. Future minimum annual lease payments under this non-cancelable operating lease are as follows:

Year ending December 31,	Operating Lease Obligations
2010	$67,908
2011	68,305
2012	5,694
Thereafter	—

Total minimum lease payments	$141,907

Rent expense, inclusive of other cancellable obligations, was $75,026 for the year ended December 31, 2009. Deferred rent recorded as of December 31, 2009 was $15,327.

8. Employee Benefit Plan

The Company participates in a Savings Incentive Match Plan for Employees (SIMPLE) covering substantially all of its employees. The plan allows for a Company contribution of up to 3% of compensation for each eligible employee. The Company’s contributions totaled $109,402 for the year ended December 31, 2009.

Tek-Tools, Inc.

Notes to the Consolidated Financial Statements (continued)

9. Subsequent Event

On January 26, 2010, SolarWinds, Inc. and certain of its subsidiaries (collectively, “SolarWinds”) entered into an asset purchase agreement pursuant to which SolarWinds acquired certain assets of the Company for a maximum aggregate purchase price of $41.0 million. The consideration paid consisted of: (i) $26.0 million of cash; (ii) 362,138 shares of SolarWinds’ common stock with a value of approximately $7.4 million based on the closing price of SolarWinds’ common stock as reported on the New York Stock Exchange on January 26, 2010; (iii) $2.0 million of cash and 90,535 shares of SolarWinds’ common stock with a value of approximately $1.8 million based on the closing price of SolarWinds’ common stock on January 26, 2010, each being held in escrow as security for breaches of representations and warranties, covenants and certain other expressly enumerated matters by the Company and its stockholders; (iv) $2.0 million of cash being withheld to be paid upon the achievement of sales milestones of the acquired business during calendar year 2010; and (v) $2.0 million of cash being withheld to be paid upon the receipt of certain third-party consents.